Exhibit 99.2

VION COMPLETES PRIVATE PLACEMENT OF COMMON STOCK

NEW HAVEN, Conn., April 23 -- Vion Pharmaceuticals, Inc. (Nasdaq: VION) reported it has received an additional $750,000 from a group of investors headed by Kleinwort Benson Limited, a subsidiary of Dresdner Kleinwort Benson, and Winchester Capital Healthcare Partners, LLC. The closing of this financing completes a $4,000,000 direct private placement announced last week. Proceeds from the financing will be used to fund the Company's research and development activities.

Vion Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to discovering, developing and commercializing novel products and technologies for the treatment of cancer and viral diseases. The Company has focused its research efforts in five principal areas: hypoxic cancer cell therapeutics, TAPET cancer therapy, sulfonyl hydrazine prodrugs, ribonucleotide reductase inhibitors and nucleoside analogs. Vion's lead anticancer agent Promycin (porfiromycin) is currently in a Phase III clinical trial. For additional information on Vion and its research and product development programs, visit the Company's Internet web site at http://www.vionpharm.com.

Statements included in this press release which are not historical in nature are forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward- looking statements regarding the Company's future business prospects, plans, objectives, expectations and intentions are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those projected or suggested in the forward-looking statements, including, but not limited to those contained in the Company's Registration Statement filed on Form S-3 (file no. 333-37941). The shares of Common Stock, described above, have not been registered under the Securities Act of 1933, as amended, and may not be offered and sold in the United States absent registration under such Act or an applicable exemption from registration. This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.